Exhibit 6.7

THE SECURITY REPRESENTED BY THIS AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

GROUNDFLOOR INC.

INCENTIVE STOCK OPTION AGREEMENT

GROUNDFLOOR Finance Inc., a Georgia corporation (the “Company”), hereby grants to the individual named below an option (this “Option”) to purchase certain shares of common stock of the Company pursuant to the GROUNDFLOOR Inc. Stock Option Plan, as such plan from time to time may be amended (the “Plan”), in the manner and subject to the provisions of this Incentive Stock Option Agreement (this “Option Agreement”).

1.	Definitions:

(a)	“Code” shall mean the Internal Revenue Code of 1986, as amended. (All citations to Sections of the Code are to such Sections as they from time to time may be amended or renumbered.)

(b)	“Date of Option Grant” shall mean November 14, 2014.

(c)	“Disability” shall mean disability within the meaning of Section 22(e)(3) of the Code, as determined by the Board of Directors of the Company (the “Board”) in its discretion under procedures established by the Board.

(d)	“Exercise Price” shall mean $3.99 per share as adjusted from time to time pursuant to the Plan.

(e)	“Number of Option Shares” shall mean twelve thousand (12,000) shares of common stock of the Company as adjusted from time to time pursuant to the Plan.

(f)	“Option Term Date” shall mean the date ten (10) years after the Date of Option Grant.

(g)	“Optionee” shall mean Jesse Dyer.

2.	Status of this Option. This Option is intended to be an incentive stock option as described in Section 422 of the Code, but the Company does not represent or warrant that the Option qualifies as such. To the extent that the Option fails to qualify as an incentive stock option, it shall be deemed a nonqualified stock option. The Optionee should consult with the Optionee’s own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code.

3.	Administration. All questions of interpretation concerning this Option shall be determined by the Board and shall be final and binding upon all persons having an interest in this Option.

4.	Exercise of this Option.

(a)	Right to Exercise. This Option shall become exercisable as set forth below, subject to the termination provisions of this Option Agreement and the Optionee’s acknowledgement and agreement that any shares purchased upon exercise of this Option are subject to the Company’s repurchase rights set forth in the Plan:

(i)	On and after September 15, 2015, this Option may be exercised to purchase up to 25% of the Number of Option Shares.

(ii)	On or after the 1st day of each successive month thereafter, this Option may be exercised to purchase up to an additional 2.1% of the Number of Option Shares.

(iii)	The foregoing provisions shall be interpreted such that on or after September 15, 2018, this Option may be exercised to purchase up to 100% of the Number of Option Shares.

The schedule set forth above is cumulative, so that shares as to which this Option has become exercisable on and after a date indicated by the schedule may be purchased pursuant to exercise of this Option at any subsequent date prior to termination of this Option. This Option may be exercised at any time and from time to time to purchase up to the number of the Number of Option Shares as to which it is then exercisable.

Notwithstanding the foregoing, if the aggregate fair market value of the stock with respect to which this Option and any other incentive stock option held by the Optionee may be exercised (determined without regard to this provision) for the first time during any calendar year, as determined as of the Date of Option Grant and (if applicable) the dates of grant of such other incentive stock options and otherwise in accordance with Section 422(d) of the Code, exceeds One Hundred Thousand Dollars ($100,000), this Option shall be deemed a nonqualified stock option to the extent of such excess.

(b)	Method of Exercise. This Option shall be exercised by written notice to the Company in the form of the Notice of Exercise attached hereto. The written notice must be signed by the Optionee and must be delivered in person or by certified mail, return receipt requested, to the Chief Financial Officer or any other appropriate officer of the Company accompanied by full payment of the exercise price for the number of the Number of Option Shares being purchased.

(c)	Restrictions on Grant of this Option and Issuance of Shares. The grant of this Option and the issuance of the shares upon exercise of this Option shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. This Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. In addition, no Option may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws shall at the time of exercise of this Option be in effect with respect to the shares issuable upon exercise of this Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of this Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

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THE OPTIONEE IS CAUTIONED THAT THIS OPTION MAY NOT BE EXERCISABLE UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THIS OPTION WHEN DESIRED EVEN THOUGH THIS OPTION IS EXERCISABLE PURSUANT TO THE TERMS HEREOF.

As a condition to the exercise of this Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

(d)	Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of this Option.

5.	Non-Transferability of this Option. This Option may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.

6.	Termination of this Option. This Option shall terminate upon on the first to occur of: (a) the Option Term Date; (b) the last date for exercising this Option following termination of employment as described in this Option Agreement, or (c) upon a Transfer of Control as described in the Plan.

7.	Termination of Employment.

(a)	Termination of this Option. If the Optionee ceases to be an employee of the Company for any reason except death or Disability, this Option, to the extent exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee until the earlier of (i) three (3) months after the date on which the Optionee’s employment terminates or (ii) the Option Term Date. Notwithstanding the foregoing, if the Optionee’s employment with the Company is terminated for cause (as determined in the sole discretion of the Board unless cause is defined in an employment agreement between the Optionee and the Company in which case such definition shall be used), this Option may not be exercised after the date on which the Optionee’s employment terminates. If the Optionee’s employment with the Company is terminated because of the death or Disability of the Optionee, this Option, to the extent exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee (or the Optionee’s legal representative) until the earlier of (i) the expiration of twelve (12) months from the date the Optionee’s employment terminated or (ii) the Option Term Date. The Optionee’s employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee’s termination of employment. This paragraph shall be interpreted such that this Option shall not become exercisable as to any additional number of the Number of Option Shares after the date on which the Optionee ceases to be an employee of the Company (pursuant to this paragraph) for any reason, notwithstanding any period after such cessation of employment during which this Option may remain exercisable as provided in this paragraph.

(b)	Exercise Prevented by Law. Except as provided in this paragraph, this Option shall terminate and may not be exercised after the Optionee’s employment with the Company terminates unless the exercise of this Option in accordance with this paragraph is prevented by applicable securities laws. If the exercise of this Option is so prevented, this Option shall remain exercisable until the earlier of (i) three (3) months after the date the Optionee is notified by the Company that this Option is exercisable or (ii) the Option Term Date.

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(c)	Optionee Subject to Section 16(b). Notwithstanding the foregoing, if the exercise of this Option within the applicable time periods set forth above would subject the Optionee to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, this Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which the Optionee would no longer be subject to such suit, (ii) the one hundred ninetieth (190th) day after the Optionee’s termination of employment, or (iii) the Option Term Date.

(d)	Leave of Absence. For purposes hereof, the Optionee’s employment with the Company shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Optionee’s employment shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Optionee’s right to reemployment with the Company remains guaranteed by statute or contract.

8.	Transfer of Control. The provisions of the Plan applicable to a Transfer of Control (as defined in the Plan) shall apply to this Option.

9.	Rights as a Stockholder or Employee. The Optionee shall have no rights as a stockholder with respect to any shares covered by this Option until the date of the issuance of a certificate or certificates for the shares for which this Option has been exercised. Nothing in this Option shall confer upon the Optionee any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Optionee’s employment at any time.

10.	Notice of Sales Upon Disqualifying Disposition. The Optionee shall dispose of the shares acquired pursuant to this Option only in accordance with the provisions of this Option Agreement. In addition, the Optionee shall promptly notify the Chief Financial Officer or other appropriate officer of the Company if the Optionee disposes of any of the shares acquired pursuant to this Option within one (1) year from the date the Optionee exercises all or part of this Option or within two (2) years of the Date of Option Grant. Until such time as the Optionee disposes of such shares in a manner consistent with the provisions of this Option Agreement, the Optionee shall hold all shares acquired pursuant to this Option in the Optionee’s name (and not in the name of any nominee) for the one-year period immediately after exercise of this Option and the two-year period immediately after the Date of Option Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend or legends on any certificate or certificates representing shares acquired pursuant to this Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. The obligation of the Optionee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate or certificates pursuant to the preceding sentence.

11.	Right of First Refusal. This Option shall be subject to a right of first refusal in favor of the Company, on the terms and conditions set forth in the Plan.

12.	Binding Effect. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

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13.	Termination or Amendment. The Board may terminate or amend this Option Agreement at any time; provided, however, that no such termination or amendment may materially adversely affect this Option or any unexercised portion hereof, as determined in the discretion of the Board, without the consent of the Optionee unless such amendment is required to enable this Option to qualify as an Incentive Stock Option.

14.	Integrated Agreement. This Option Agreement, together with the Plan, constitute the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein, and there are no other agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company with respect to the subject matter contained herein other than those as set forth or provided for herein and therein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of this Option and shall remain in full force and effect. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Option Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

15.	Applicable Law. This Option Agreement shall be governed by the laws of the State of North Carolina as such laws are applied to agreements between North Carolina residents entered into and to be performed entirely within the State of North Carolina.

16.	Effect of Certain Transactions. Notwithstanding anything to the contrary in this Option Agreement, in the event that the Optionee has entered into a confidentiality, nondisclosure, invention and/or non-competition agreement with the Company and the Optionee is determined, in the reasonable judgment of the Board, to have materially breached such agreement, the Optionee shall forfeit any shares acquired pursuant to this Option and 100% of this Option granted pursuant to this Option Agreement, whether or not exercisable.

GROUNDFLOOR INC.

By:	/s/ Brian R. Dally
Name:	Brian Dally
Title:	President & CEO

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The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement, including the right of first refusal set forth in the Plan, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board made in good faith upon any questions arising under this Option Agreement.

The undersigned hereby acknowledges receipt of a copy of the Plan.

Dated:	10/1/2014

/s/ Jesse Dyer
Optionee Signature

Jesse Dyer
Optionee Printed Name

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NOTICE OF EXERCISE

Date: ______________

Groundfloor Finance Inc.

Attn: _________________________

______________________________

______________________________

Re: Exercise of Incentive Stock Option

Dear Sir or Madam:

Pursuant to the terms and conditions of the Incentive Stock Option Agreement dated as of ________________ (the “Agreement”), by and between ________________________ (“Optionee”) and Groundfloor Finance Inc. (the “Company”), Optionee hereby agrees to purchase _________ shares (the “Shares”) of the Common Stock of the Company and tenders payment in full for such shares in accordance with the terms of the Agreement.

The Shares are being issued to Optionee in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “1933 Act”). In connection with such purchase, Optionee represents, warrants and agrees as follows:

1.	The Shares are being purchased for the Optionee’s own account and not for the account of any other person, with the intent of holding the Shares for investment and not with the intent of participating, directly or indirectly, in a distribution or resale of the Shares or any portion thereof.

2.	The Optionee is not acquiring the Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares, but rather upon independent examination and judgment as to the prospects of the Company.

3.	The Optionee has had complete access to and the opportunity to review all material documents related to the business of the Company, has examined all such documents as the Optionee desired, is familiar with the business and affairs of the Company and realizes that any purchase of the Shares is a speculative investment and that any possible profit therefrom is uncertain.

4.	The Optionee has had the opportunity to ask questions of and receive answers from the Company and its executive officers and to obtain all information necessary for the Optionee to make an informed decision with respect to the investment in the Company represented by the Shares.

5.	The Optionee is able to bear the economic risk of any investment in the Shares, including the risk of a complete loss of the investment, and the Optionee acknowledges that he or she may need to continue to bear the economic risk of the investment in the Shares for an indefinite period.

6.	The Optionee understands and agrees that the Shares are being issued and sold to the Optionee without registration under any state or federal laws relating to the registration of securities, in reliance upon exemptions from registration under appropriate state and federal laws based in part upon the representations of the Optionee made herein.

7.	The Company is under no obligation to register the Shares or to comply with any exemption available for sale of the Shares by the Optionee without registration, and the Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the 1933 Act available with respect to any sale of the Shares by the Optionee.

8.	The Optionee has not relied upon the Company or an employee or agent of the Company with respect to any tax consequences related to exercise of this Option or the disposition of the Shares. The Optionee assumes full responsibility for all such tax consequences and the filing of all tax returns and elections the Optionee may be required to or find desirable to file in connection therewith.

Optionee Signature

Optionee Printed Name

Optionee Address: